Exhibit 10.2

SECURITIZED UTILITY TARIFF PROPERTY PURCHASE AND SALE AGREEMENT

by and between

Empire District Bondco, LLC,

as Issuer

and

THE EMPIRE DISTRICT ELECTRIC COMPANY D/B/A LIBERTY,

as Seller

Dated as of [●], 2024

i

ii

This SECURITIZED UTILITY TARIFF PROPERTY PURCHASE AND SALE AGREEMENT, dated as of [●], 2024 (this “Agreement”), is between Empire District Bondco, LLC, a Delaware limited liability company (the “Issuer”), and The Empire District Electric Company d/b/a Liberty, a Kansas corporation (together with its successors in interest to the extent permitted hereunder, the “Seller” or “Liberty”).

RECITALS

WHEREAS, the Issuer desires to purchase the Securitized Utility Tariff Property created pursuant to the Securitization Law and the Financing Order and as further described in the Issuance Advice Letter;

WHEREAS, the Seller is willing to sell its rights and interests in and to the Securitized Utility Tariff Property to the Issuer whereupon such rights and interests will become the Securitized Utility Tariff Property;

WHEREAS, the Issuer, in order to finance the purchase of the Securitized Utility Tariff Property, will enter into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), and issue the Securitized Utility Tariff Bonds thereunder and under the Series Supplement (as defined in the Indenture); and

WHEREAS, the Issuer, to secure its obligations under the Securitized Utility Tariff Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Securitized Utility Tariff Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.      Definitions.

(a)            Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Indenture (including Appendix A attached thereto).

(b)            Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Securitized Utility Tariff Charge Rider SUTC” means that rate tariff filed with the MPSC as the Issuance Advice Letter delivered pursuant to the Financing Order to evidence the Securitized Utility Tariff Charges, as amended.

SECTION 1.02.     Other Definitional Provisions.

(a)            All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)            The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(c)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II
CONVEYANCE OF SECURITIZED UTILITY TARIFF PROPERTY

SECTION 2.01.     Conveyance of Securitized Utility Tariff Property.

(a)            In consideration of the Issuer’s payment to the Seller of $[           ], subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse except as otherwise set forth herein, all rights and interests of the Seller in and to the Securitized Utility Tariff Property (such sale, transfer, assignment, set over and conveyance of the Securitized Utility Tariff Property includes, to the fullest extent permitted by the Securitization Law, the assignment of all revenues, collections, claims, rights to payments, payments, money, or proceeds of or arising from the Securitized Utility Tariff Charges and the Securitized Utility Tariff Charge Rider SUTC. Such sale, transfer, assignment, set over and conveyance is hereby expressly stated to be a sale and, pursuant to Sections 393.1700.5.(3)(a) and (b) of the Securitization Law, shall be treated as an absolute transfer of all of the Seller’s rights and interests (as in a true sale) and not as a pledge or other financing, of the Securitized Utility Tariff Property. This is the statement referred to in Sections 393.1700.5.(3)(a) and (b) of the Securitization Law. If such sale, transfer, assignment, set over and conveyance is held not to be a true sale as contemplated by Sections 393.1700.5.(3)(a) and (b) of the Securitization Law, then such sale, transfer, assignment, set over and conveyance shall be treated as the grant of a security interest in the Securitized Utility Tariff Property and the Seller hereby grants to the Issuer a security interest in the Securitized Utility Tariff Property and the proceeds thereof to secure its obligations hereunder.

(b)            Subject to Section 2.02, the Issuer does hereby purchase the Securitized Utility Tariff Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02.     Conditions to Sale of Securitized Utility Tariff Property.

The obligation of the Issuer to purchase Securitized Utility Tariff Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(i)             on or prior to the Closing Date, the Seller must duly execute and deliver this Agreement to the Issuer;

(ii)            on or prior to the Closing Date, the Seller shall have received the Financing Order creating the Securitized Utility Tariff Property;

(iii)           on or prior to the Closing Date, the Seller must have filed the Issuance Advice Letter with the MPSC, filed the Tariff, and the MPSC shall not have issued a disapproval letter directing the Bonds not be issued;

(iv)           as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

(v)            as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(vi)           as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Securitized Utility Tariff Property to be conveyed on such date and (B) all conditions to the issuance of the Securitized Utility Tariff Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(vii)          on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Securitized Utility Tariff Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings under the Securitization Law or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Securitized Utility Tariff Bond Collateral and maintain such security interest as of such date;

(viii)         the Seller shall have received and delivered to the Issuer and the Indenture Trustee an opinion or opinions of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Underwriters) to the effect that (A) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Securitized Utility Tariff Bonds will be treated as debt of the Issuer’s sole owner for United States federal income tax purposes, and (B) the issuance of the Securitized Utility Tariff Bonds will not result in gross income to the Seller. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;

(ix)           on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, this Agreement, the Indenture, the Financing Order, the Tariff and the Securitization Law shall be in full force and effect; and

(x)            the Seller shall have delivered to the Indenture Trustee and the Issuer an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Sections 3.10, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Securitized Utility Tariff Property. The representations and warranties shall survive the sale and transfer of Securitized Utility Tariff Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01.     Organization and Good Standing.

(a)            The Seller is duly organized and validly existing and in good standing under the laws of the State of Kansas, with requisite corporate power and authority to own its properties as owned on the Closing Date and to conduct its business as conducted by it, on the Closing Date, to obtain the Financing Order and to own, sell and transfer Securitized Utility Tariff Property and to execute, deliver and perform the terms of this Agreement.

(b)            After giving effect to the sale of the Securitized Utility Tariff Property under this Agreement, the Seller: (i) is solvent and expects to remain solvent, (ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes, (iii) is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small capital, (iv) reasonably believes that it will be able to pay its debts as they become due and (v) is able to pay its debts as they mature and does not intend to incur, nor does it believe that it will incur, indebtedness that it will not be able to repay at its maturity.

SECTION 3.02.     Due Qualification.

The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03.     Power and Authority.

The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04.     Binding Obligation.

This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05.     No Violation.

The consummation by the Seller of the transactions contemplated by this Agreement (a) do not conflict with the organizational documents of the Seller or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound, nor will consummation by the Seller of the transactions contemplated hereunder result in the creation or imposition of any Lien upon its properties pursuant to the terms of such indenture, agreement or other instrument (other than any that may be granted under the Basic Documents or the Lien arising under Section 393.1700.5.(2)(b) of the Securitization Law, the Financing Order and the Issuance Advice Letter) or violate any existing law or any existing order, rule or regulation applicable to the Seller and (b) is consistent with the Securitization Law and the Financing Order.

SECTION 3.06.     No Proceedings.

(a)            There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Securitization Law, the Financing Order, the Issuance Advice Letter, this Agreement, any of the other Basic Documents or the Securitized Utility Tariff Bonds, (ii) seeking to prevent the issuance of the Securitized Utility Tariff Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Securitization Law, the Financing Order, the Issuance Advice Letter, this Agreement, any of the other Basic Documents or the Securitized Utility Tariff Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Securitized Utility Tariff Bonds as debt.

(b)            There is no order by any court or regulatory agency providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the Financing Order, the Issuance Advice Letter, the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

SECTION 3.07.     Consents and Approvals.

No governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Securitization Law, are required for the Seller to execute, deliver and perform its obligations under this Agreement except those which have been obtained or made or are required to be made by the Seller in the future pursuant to this Agreement.

SECTION 3.08.     The Securitized Utility Tariff Property.

(a)            Information. Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Securitized Utility Tariff Property is true and correct in all material respects.

(b)            Title. It is the intention of the parties hereto that (other than for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfers and assignments herein contemplated each constitute a sale and absolute transfer of the Securitized Utility Tariff Property from the Seller to the Issuer and that no interest in, or right or title to, the Securitized Utility Tariff Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Securitized Utility Tariff Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Securitized Utility Tariff Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it that includes a description of collateral including the Securitized Utility Tariff Property other than any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer. At the Closing Date, immediately prior to the sale of the Securitized Utility Tariff Property hereunder, the Seller is the original and the sole owner of the Securitized Utility Tariff Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c)            Transfer Filings. On the Closing Date, immediately upon the sale under this Agreement, the Securitized Utility Tariff Property transferred on the Closing Date shall be validly transferred and sold to the Issuer, the Issuer shall own all such Securitized Utility Tariff Property, free and clear of all Liens, except for the Lien arising under Section 393.1700.5.(2)(b) of the Securitization Law, the Financing Order and the Issuance Advice Letter, and all filings (including filings with the Secretary of State of Missouri under the Securitization Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest in the Securitized Utility Tariff Property shall have been made.

(d)           Financing Order, Issuance Advice Letter and Tariff; Other Approvals. Under the laws of the State of Missouri (including the Securitization Law) and the United States in effect on the Closing Date: (i) the Financing Order and the Issuance Advice Letter pursuant to which the rights and the interests of the Seller have been created, including the right to impose, bill, charge, collect and receive the Securitized Utility Tariff Charges and the interest in and to the Securitized Utility Tariff Property is in full force and effect, and the Seller has validly and irrevocably consented to the terms of the Financing Order, (ii) as of the Closing Date, the Securitized Utility Tariff Bonds are entitled to the protection provided under Section 393.1700.11 of the Securitization Law, (iii) as of the Closing Date, the Securitized Utility Tariff Charge Rider SUTC has been filed with the MPSC in accordance with the Financing Order, (iv) the process by which the Financing Order was approved and the Financing Order, the Issuance Advice Letter and the Securitized Utility Tariff Charge Rider SUTC comply with all applicable laws and regulations and the Seller has provided the certification to the MPSC required by the Issuance Advice Letter, (v) the Issuance Advice Letter and the Securitized Utility Tariff Charge Rider SUTC have been filed in accordance with the Financing Order, (vi) no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required on the part of the Seller in connection with the creation of the Securitized Utility Tariff Property, except those that have been obtained or made, and (vii) under the “contract clause” of the U.S. Constitution and the “contract clause” of the Missouri Constitution, Holders of the Securitized Utility Tariff Bonds could, absent a demonstration by the State of Missouri that such action is necessary to further a significant and legitimate public purpose, successfully challenge the constitutionality of any legislative action that impairs or reduces the value of the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges so as to impair (a) the terms of the Indenture or the Securitized Utility Tariff Bonds or (b) the rights and remedies of the bondholders determined by such court to limit, alter, impair or reduce the value of the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges prior to the time that the Securitized Utility Tariff Bonds are fully paid and discharged.

(e)            State Action. Under the Securitization Law, the State of Missouri and its agencies, including the MPSC, have pledged for the benefit and protection of the bondholders, the owners of the securitized utility tariff property , other financing parties and the Issuer, that it will not alter the provisions of the Securitization Law, take or permit any action that would impair the value of the Securitized Utility Tariff Property transferred on such date, or, except as permitted by Section 393.1700.2(3)(c)e of the Securitization Law, reduce, alter or impair the Securitized Utility Tariff Charges relating to the Securitized Utility Tariff Property until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred and contracts to be performed in connection with the Securitized Utility Tariff Bonds relating to the Securitized Utility Tariff Property have been paid and performed in full.

(f)            Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Securitized Utility Tariff Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those Securitized Utility Tariff Charges will in fact be sufficient to meet the payment obligations on the related Securitized Utility Tariff Bonds or that the assumptions used in calculating such Securitized Utility Tariff Charges will in fact be realized.

(g)            Creation of Securitized Utility Tariff Property. Upon the filing of the Issuance Advice Letter with respect to the Securitized Utility Tariff Property pursuant to the Financing Order: (i) the related rights and interests of the Seller under the Financing Order, including the right to impose, bill, charge, collect and receive the Securitized Utility Tariff Charges established pursuant to the Financing Order, will become Securitized Utility Tariff Property, (ii) the Securitized Utility Tariff Property will constitute a current property right, (iii) the Securitized Utility Tariff Property will include the right, title and interest of the Seller to the Tariff imposing the Securitized Utility Tariff Charges, and the right to obtain periodic true-up adjustments of the Securitized Utility Tariff Charges, (iv) the owner of the Securitized Utility Tariff Property will be legally entitled to bill Securitized Utility Tariff Charges and collect payments in respect of the Securitized Utility Tariff Charges in the aggregate amount sufficient to pay or fund, in accordance with the Indenture, the principal of the Securitized Utility Tariff Bonds, all interest thereon, and all other Ongoing Financing Costs, and (v) the Securitized Utility Tariff Property will not be subject to any Lien, except for the lien arising under Section 393.1700.5.(2)(b) of the Securitization Law, the Financing Order and the Issuance Advice Letter.

(h)            Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Securitized Utility Tariff Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i)             Under existing law as of the Closing Date, Holders will not be responsible for, nor will payments to Holders be reduced by, any sales tax, gross receipts tax, general corporation tax, single business tax, personal property tax, privilege tax, franchise or license tax, or other tax imposed on the Seller or the Issuer as a result of the sale and assignment of the Securitized Utility Tariff Property by the Seller to the Issuer, the acquisition of the Securitized Utility Tariff Property by the Issuer or the issuance and sale by the Issuer of the Securitized Utility Tariff Bonds, other than withholding of taxes applicable to Securitized Utility Tariff Bond payments and any taxes imposed as a result of a failure of the Issuer or the Seller to properly withhold or remit taxes imposed with respect to payments on any Securitized Utility Tariff Bond.

(j)             Prospectus. As of the date hereof, the information describing the Seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in the prospectus dated [●], 2024 relating to the Bonds is true and correct in all material respects.

(k)            No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the Financing Order, the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(l)             Survival of Representations and Warranties. The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09.     Change in Law.

The representations and warranties in this Agreement speak as of the Closing Date. Any change in the law by legislative enactment, constitutional amendment or voter initiative that renders untrue any of the representations or warranties in this Agreement will not constitute a breach under this Agreement.

SECTION 3.10.     Limitations on Representations and Warranties.

Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED SECURITIZED UTILITY TARIFF COLLECTIONS WILL BE ACTUALLY COLLECTED FROM CONSUMERS.

ARTICLE IV
COVENANTS OF THE SELLER

SECTION 4.01.     Existence.

Subject to Section 5.02, so long as any of the Securitized Utility Tariff Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to operate its transmission and distribution system to provide electrical service to its customers.

SECTION 4.02.     No Liens.

Except for the conveyances hereunder or any Lien under or in accordance with arising under Section 393.1700.5.(2)(b) of the Securitization Law in favor of the Indenture Trustee for the benefit of the Holders and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Securitized Utility Tariff Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Securitized Utility Tariff Property against all claims of third parties claiming through or under the Seller. Liberty, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Securitized Utility Tariff Property.

SECTION 4.03.     Delivery of Collections; Sale of Certain Assets.

(a)            In the event that the Seller receives any Securitized Utility Tariff Charge Collections or other payments in respect of the Securitized Utility Tariff Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee.

(b)            The Seller shall not continue as or become a party to any trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Customers unless the Indenture Trustee, the Seller and the other parties to such additional arrangement shall have entered into a joinder to the Intercreditor Agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude Securitized Utility Tariff Property (including Securitized Utility Tariff Charges) from any receivables or other assets pledged or sold under such arrangement.

(c)            If the Seller enters into a sale agreement selling to any Affiliate property consisting of nonbypassable charges payable by Customers comparable to those sold by the Seller pursuant to the Sale Agreement, the Rating Agency Condition shall be satisfied with respect to the Securitized Utility Tariff Bonds prior to or coincident with such sale and the Seller shall enter into an intercreditor agreement with the Issuer, the Indenture Trustee, the issuing entity of any such Additional Securitized Utility Tariff Bonds and the trustee for such Additional Securitized Utility Tariff Bonds.

SECTION 4.04.     Notice of Liens.

The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Securitized Utility Tariff Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under or in accordance with Section 393.1700.5.(2)(b) of the Securitization Law created in favor of the Indenture Trustee for the benefit of the Holders.

SECTION 4.05.     Compliance with Law.

The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Securitized Utility Tariff Property or under any of the other Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

SECTION 4.06.     Covenants Related to Securitized Utility Tariff Bonds and Securitized Utility Tariff Property.

(a)            So long as any of the Securitized Utility Tariff Bonds are Outstanding, the Seller shall treat the Securitized Utility Tariff Property as the Issuer’s property for all purposes other than financial reporting, state or federal regulatory or tax purposes, and treat the Securitized Utility Tariff Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.

(b)           Solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the Securitized Utility Tariff Bonds are Outstanding, the Seller agrees to treat the Securitized Utility Tariff Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the Securitized Utility Tariff Bond Collateral unless otherwise required by appropriate taxing authorities.

(c)            So long as any of the Securitized Utility Tariff Bonds are Outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Securitized Utility Tariff Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d)            So long as any of the Securitized Utility Tariff Bonds are Outstanding, the Seller shall not own or purchase any Securitized Utility Tariff Bonds.

(e)            So long as the Securitized Utility Tariff Bonds are Outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f)            The Seller agrees that upon the sale by the Seller of the Securitized Utility Tariff Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, the Issuer shall have all of the rights originally held by the Seller with respect to such Securitized Utility Tariff Property, including the right to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of such Securitized Utility Tariff Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any Customer to the Issuer shall discharge such Customer’s obligations in respect of such Securitized Utility Tariff Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g)            So long as any of the Securitized Utility Tariff Bonds are Outstanding, (i) in all proceedings relating directly or indirectly to the Securitized Utility Tariff Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Securitized Utility Tariff Property that is inconsistent with the ownership interest of the Issuer (other than for financial reporting or tax purposes), (iii) the Seller shall not take any action in respect of the Securitized Utility Tariff Property except solely in its capacity as Servicer pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, and (iv) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

(h)            The Seller agrees not to withdraw the filing of the Issuance Advice Letter with the MPSC.

(i)             The Seller shall make all reasonable efforts to keep each Tariff that relates to the Securitized Utility Tariff Property in full force and effect.

(j)             Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in this Agreement, the Seller shall notify the Issuer, the MPSC and the Rating Agencies of the breach.

(k)            The Seller shall use the proceeds of the sale of the Securitized Utility Tariff Property in accordance with the Financing Order and the Securitization Law.

(l)            Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be necessary to carry out the provisions and purposes of this Agreement.

SECTION 4.07.     Protection of Title.

The Seller shall execute and file the filings required by law to perfect and continue the perfection of the interests of the Issuer in the Securitized Utility Tariff Property and the Indenture Trustee’s Lien on the Securitized Utility Tariff Property, including all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interests related to the Securitized Utility Tariff Bonds under the Financing Order by the Seller to the Issuer and the pledge of the Securitized Utility Tariff Property to the Indenture Trustee. The Seller also agrees to take those legal or administrative actions that may be reasonably necessary (i) to protect the Issuer and Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the Seller set forth in Article III, and the costs of any such actions or proceedings will be paid by the Seller and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable by the Seller.

SECTION 4.08.     Nonpetition Covenants.

Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Securitized Utility Tariff Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09.     Taxes.

So long as any of the Securitized Utility Tariff Bonds are Outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Securitized Utility Tariff Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10.     Notice of Breach to Rating Agencies, Etc.

Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee, the MPSC and the Rating Agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Securitized Utility Tariff Bonds will be deemed to be a material breach for purposes of this Section 4.10.

SECTION 4.11.     Use of Proceeds.

The Seller shall use the proceeds of the sale of the Securitized Utility Tariff Property in accordance with the Financing Order and the Securitization Law.

SECTION 4.12.     Further Assurances.

Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE V
THE SELLER

SECTION 5.01.     Liability of Seller; Indemnities.

(a)            The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b)            The Seller shall indemnify the Issuer and the Indenture Trustee (for itself, for the benefit of the Holders) and each of the Issuer’s and the Indenture Trustee’s respective officers, directors, members, employees and agents and defend and hold harmless each such person from and against (i) any and all amounts of principal of and interest on the Securitized Utility Tariff Bonds not paid when due or when scheduled to be paid in accordance with their terms, (ii) any other amounts payable to any Person in connection with the Securitized Utility Tariff Bonds or in connection with the Securitized Utility Tariff Property, including but not limited to Indenture Trustee’s fees and expenses, that are not paid when due or when scheduled to be paid pursuant to the Indenture, (iii) the amount of any other deposits to the Collection Account required to have been made in accordance with the terms of the Basic Documents and retained in the Capital Subaccount, or in the Excess Funds Subaccount or released to the Issuer free of the lien of the Indenture, which are not made when so required, (iv) any reasonable costs and expenses incurred by such Person that are not recoverable pursuant to the Indenture and (v) any taxes payable by Holders resulting in a breach of Section 3.08(i), in each case to the extent resulting from the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified Persons or resulting from a breach of representation or warranty made by such indemnified Persons in the Indenture or any other document that gives rise to the Seller’s breach. Indemnification under this paragraph shall survive the resignation or removal of the Indenture Trustee.

(c)            Notwithstanding Section 5.01(b) above, the Seller shall not be liable for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the Securitized Utility Tariff Bonds or for any consequential damages, including any loss of market value of the Securitized Utility Tariff Bonds resulting from any default or any downgrade of the ratings of the Securitized Utility Tariff Bonds.

(d)            The indemnities described in this Section will survive the termination of this Agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys’ fees and expenses. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

SECTION 5.02.     Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller.

Any Person (a) into which the Seller may be merged, converted or consolidated and that succeeds to all or substantially all of the electric distribution business of the Seller, (b) that results from the division of the Seller into two or more Persons and succeeds to all or substantially all of the electric transmission and distribution business of the Seller, (c) that results from any merger or consolidation to which the Seller shall be a party and that succeeds to all or substantially all of the electric transmission and distribution business of the Seller, (d) that succeeds to the properties and assets of the Seller substantially as a whole, or succeeds to all or substantially all of the electric transmission and distribution business of the Seller, or (e) that otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Seller, shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, further, that (i) immediately after giving effect to any transaction referred to above, no representation or warranty made by the Seller pursuant to Article III shall have been breached and, to the extent the Seller is the Servicer, no Servicer Default under the Servicing Agreement, and no event, that after notice or lapse of time, or both, would become a Servicer Default under the Servicing Agreement will have occurred and be continuing, (ii) the successor to the Seller must execute an agreement of assumption to perform every obligation of the Seller under this Agreement, (iii) the Rating Agencies shall have received prior written notice of such transaction, and (iv) the Seller shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with.

SECTION 5.03.     Limitation on Liability of Seller and Others.

The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.01.     Amendment.

This Agreement may be amended in writing by the Seller and the Issuer with ten (10) Business Days’ prior written notice to the Rating Agencies, but without the consent of any of the Holders (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus. Promptly after execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

In addition, this Agreement may be amended in writing by the Seller and the Issuer with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition, and (iii) if any amendment would adversely affect in any material respect the interest of any Holder of the Securitized Utility Tariff Bonds, the consent of a majority of the Holders of each affected Tranche of Securitized Utility Tariff Bonds. In determining whether a majority of Holders have consented, Securitized Utility Tariff Bonds owned by the Issuer, Seller or any Affiliate of the Issuer or Seller shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Securitized Utility Tariff Bonds it actually knows to be so owned. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied and the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 6.02.     Notices.

All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by electronic transmission:

(a)            in the case of the Seller, to The Empire District Electric Company d/b/a Liberty, at 602 S. Joplin Avenue, Joplin, Missouri, 64801 Attention: Kevin Noblet, President, Telephone: (417) 625-5100, with a copy to notices@APUCorp.com;

(b)            in the case of the Issuer, to Empire District Bondco, LLC, c/o The Empire District Electric Company d/b/a Liberty, at 602 S. Joplin Avenue, Joplin, Missouri 64801, Attention: Jennifer Shewmake, Manager, Treasury and Secretary, Telephone: (417) 626-6828, with a copy to notices@APUCorp.com;

(c)            in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)            in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (for servicer reports and other reports) and ABSCORMonitoring@moodys.com (for all other notices) (all such notices to be delivered to Moody’s in writing by email);

(e)            in the case of S&P, to S&P Global Ratings, a division of S&P Global Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email); and

(f)            as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.03.     Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.04.     Limitations on Rights of Third Parties.

The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Securitized Utility Tariff Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.05.     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.06.     Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 6.07.     Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08.     Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.09.     Assignment to Indenture Trustee.

The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Securitized Utility Tariff Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 6.10.     Limitation of Liability.

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.11.     Waivers.

Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee (acting at the written direction of the Holders of a majority of the Securitized Utility Tariff Bonds) has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

Empire District Bondco, LLC, a Delaware limited liability Company

By:
Name: Kevin Noblet
Title: Manager and President

By:
Name: Jennifer Shewmake
Title: Manager, Secretary and Treasurer

THE EMPIRE DISTRICT ELECTRIC COMPANY d/b/a LIBERTY, a Kansas Corporation

By:
Name: Kevin Noblet
Title: President

By:
Name: Jennifer Shewmake
Title: Treasurer and Secretary

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Trustee

By:
Name:
Title:

Signature Page to
Securitized Utility Tariff Property Purchase and Sale Agreement